Exhibit (23.1)



                    Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 30, 1997 included in the WPL Holdings, Inc. Form 10-K for the year ended December 31, 1996 and our report dated May 9, 1997 included in the WPL Holdings, Inc. Form 11-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.


                                      ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   February 20, 1998